UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________________

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

October 24, 2012
Date of Report (Date of earliest event reported)

BOVIE MEDICAL CORPORATION
(Exact name of registrant as specified in its Charter)

Delaware	012183	11-2644611
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

734 Walt Whitman Road, Melville, New York 11747
(Address of principal executive offices) (Zip Code)

(631) 421-5452
Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement

On October 24, 2012, Bovie Medical Corporation (the “Borrower”) entered into a certain Third Amendment to Loan Documents (the “Amendment to Loan Documents”) and a certain Second Amendment to Credit Documents (the “Amendment to Credit Documents”) with PNC Bank, National Association (the “Bank”).  Pursuant to the Amendment to Loan Documents, among other things: (i) the expiration date in that certain Revolving Loan Agreement, dated October 31, 2011, between the Borrower and the Bank, and that certain Revolving Line of Credit Note, dated October 31, 2011, between the Borrower and the Bank, is extended to October 31, 2014, (ii) the expiration date in that certain Equipment Loan Agreement, dated October 31, 2011, between the Borrower and the Bank, and that certain Non-Revolving Equipment Note, dated October 31, 2011, between the Borrower and the Bank, is extended to October 31, 2013, and (iii) the Borrower must maintain a Fixed Charge Coverage Ratio (as defined in the Addendums to Credit Agreement, dated October 31, 2011, between the Borrower and the Bank), on a rolling four quarters basis of at least 1.25:1.00, commencing with the fiscal quarter ending September 30, 2012.  Pursuant to the Amendment to Loan Documents, among other things, the Borrower must maintain a Fixed Charge Coverage Ratio, on a rolling four quarters basis of at least 1.25:1.00, commencing with the fiscal quarter ending September 30, 2012.

Item 9.01.                      Financial Statements and Exhibits

(d) Exhibits.

10.1	Third Amendment to Loan Documents, dated October 18, 2012, between the Borrower and the Bank

10.2	Second Amendment to Credit Documents, dated October 18, 2012, between the Borrower and the Bank

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 26, 2012	BOVIE MEDICAL CORPORATION

By: /s/ Andrew Makrides
Andrew Makrides
Chief Executive Officer and Chairman of the Board